Exhibit 99.1

NextPhase Wireless Signs Long-Term Deal to Secure Fixed Wireless Spectrum From Nextlink
Thursday December 13, 8:45 am ET

Transaction Provides NextPhase With Licensed Spectrum in Four U.S. Metro Markets

ANAHEIM, CA--(MARKET WIRE)--Dec 13, 2007 -- NextPhase Wireless, Inc. (OTC BB: NPHS.OB - News), a nationwide developer of WiMAX-ready networks and provider of advanced wireless broadband solutions, today announced that it has signed a long-term agreement securing licensed wireless spectrum capacity in four markets from Nextlink Wireless, Inc. ("Nextlink"), a subsidiary of XO Holdings, Inc. (OTC BB: XOHO.OB - News), and a leading provider of carrier-grade, alternative access solutions with fixed wireless spectrum covering 75 major metropolitan markets.

Under the terms of the agreement, NextPhase will have the right to use complete capacity on select bands within the fixed wireless spectrum licensed to Nextlink by the Federal Communications Commission (FCC). Specifically, the agreement provides for licensed spectrum capacity over four metropolitan BTAs (Basic Trading Areas), which include:

-	Atlanta, Georgia
-	Los Angeles, California
-	Miami/Fort Lauderdale, Florida
-	Philadelphia, Pennsylvania/Wilmington, Delaware/Trenton, New Jersey

Notwithstanding any unforeseen delays related to receiving approval of NextPhase's Long-Term Use Filing submission to the FCC, spectrum use in the Los Angeles BTA will commence on January 1, 2008. Spectrum use in the remaining three BTAs will commence pursuant to a phased roll-out plan beginning in early 2008 and continuing through the end of the year, and is subject to the Company receiving regulatory approval for each BTA, respectively.

Tom Hemingway, Chairman and COO of NextPhase, stated, "Our new relationship with Nextlink marks yet another critical step forward in our plans to further strengthen the national wireless broadband infrastructure we are systematically building to support a coast-to-coast WiMAX-ready network. Moreover, because Nextlink shares our vision for the future of wireless proliferation in this country, they are sure to become a much trusted and important ally to NextPhase as we advance our mission and achieve each important milestone ahead of us."

"This agreement allows NextPhase Wireless to leverage Nextlink's extensive portfolio of spectrum assets to quickly enter new markets and offer its customers premium broadband wireless solutions," added Robert Beran, President and CEO of Nextlink. "Additionally, this further validates the opportunity for Nextlink's fixed wireless solutions in supporting the roll-out of WiMAX networks across the country."

About Nextlink Wireless, Inc.

Nextlink, a subsidiary of XO Holdings, Inc. (OTC BB: XOHO.OB - News), provides alternative access, backhaul and diverse network solutions and services for the carrier, business and government markets. As one of the nation's largest holders of fixed wireless spectrum, Nextlink delivers high-quality, carrier-grade broadband wireless solutions that scale to meet the demands of today's converged world of communications -- supporting next generation mobile and wireline voice, data and video applications. More information, visit www.nextlink.com.

About NextPhase Wireless, Inc.

With a mission to build a device-agnostic, WiMAX-ready, wireless broadband connectivity/content delivery platform serving all 48 contiguous U.S. states, NextPhase Wireless, Inc. is focused on delivering integrated Internet, voice, video and managed services to its fast growing customer and client base which currently numbers more than 10,000. Engaged in designing, deploying and operating its own WiMAX-ready wireless networks and providing advanced wireless technology solutions to both businesses and municipalities, the Company is currently providing wireless broadband coverage in California and Nevada and Internet Service Provider (ISP) coverage in 19 states throughout the country. For more information, please visit www.npwireless.com, www.speedfactory.com and www.jersey.net.

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company's current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:
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     Dodi Handy
     President and CEO

     Or

     Daniel Conway
     Chief Strategist
     407-585-1080
     or via email at NXPW@efcg.net